Exhibit 99.2

Investor Presentation
Second Quarter 2010 Results July 20, 2010

Disclosure

The following materials have been prepared for use in the July 20, 2010 conference call on Omnicom’s results of operations for the period ended June 30, 2010. The call will be archived on the Internet at http://www. omnicomgroup. com/financialwebcasts.

Forward -Looking Statements

Certain of the statements in this document constitute forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward -looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity, or achievement to be materially different from those expressed or implied by any forward -looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, global economic conditions and renewed turmoil in the credit markets, losses on media purchases on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, the hiring and retention of personnel, our ability to attract new clients and retain existing clients, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward -looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward -looking statement, except as required by law.

Other Information

All dollar amounts are in millions except for per share amounts. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

July 20, 2010	1

2010 vs. 2009 P&L Summary

	Second Quarter			Year to Date

	2010	2009	% Δ	2010	2009	% Δ
Revenue	$3,041.2	$2,870.7	5.9%	$5,961.2	$5,617.3	6.1%

Operating Income	415.4	398.1	4.3%	706.4	680.5	3.8%

% Margin	13.7%	13.9%		11.8%	12.1%

Net Interest Expense	23.7	21.9		47.8	43.3

Income Before Taxes	391.7	376.2	4.1%	658.6	637.2	3.4%

% Margin	12.9%	13.1%		11.0%	11.3%

Taxes	133.2	129.7		223.9	218.4

% Tax Rate	34.0%	34.5%		34.0%	34.3%

Income from Equity Method Investments	10.3	7.3		15.0	13.2

Net Income	268.8	253.8		449.7	432.0

Less: Net Income Attributed to Noncontrolling Interests	25.5	20.4		43.0	34.1

Net Income - Omnicom Group	$243.3	$233.4	4.2%	$406.7	$397.9	2.2%

Net Income per Common Share - Omnicom Group -	$0.79	$0.75	5.3%	$1.30	$1.27	2.4%
Diluted

(a)	Operating income includes depreciation and amortization expense of $61.2 million and $57.7 million for the three months and $123.2 million and $113.7 million for the six months ended June 30, 2010 and 2009, respectively.
(b)	See page 19 for supplemental earnings per share information.

July 20, 2010	2

2010 Total Revenue Change

	Second Quarter		Year to Date
	$	% Δ	$	% Δ
Prior Period Revenue	$2,870.7		$5,617.3

Foreign Exchange (FX) Impact (a)	(5.1)	-0.2%	111.9	2.0%

Acquisition Revenue (b)	2.3	0.1%	(1.5)	0.0%

Organic Revenue (c)	173.3	6.0%	233.5	4.1%

Current Period Revenue	$3,041.2	5.9%	$5,961.2	6.1%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

July 20, 2010	3

2010 Revenue by Discipline

	$ Mix	% Change (a)	% Organic Change (b)
Advertising	$1,365.1	4.6%	3.4%

CRM	1,085.8	5.9%	6.9%

PR	291.1	7.1%	5.8%

Specialty	299.2	11.4%	15.7%

	$ Mix	% Change (a)	% Organic Change (b)
Advertising	$2,676.8	4.9%	1.5%

CRM	2,153.4	7.5%	5.9%

PR	566.7	6.6%	4.1%

Specialty	564.3	6.2%	10.5%

(a)	“Change” is the year-over-year increase from the prior period.
(b)	“Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition Revenue , as defined on page 3.

July 20, 2010	4

2010 Revenue By Geography

	$ Mix	$ Change(a)
United States	$1,636.9	$112.4

Organic		124.6

Acquisition		(12.2)

International	$1,404.3	$58.1

Organic		48.7

Acquisition		14.5

FX		(5.1)

	$ Mix	%Change(a)	%Organic Change (b)
United States	$1,636.9	7.4%	8.2%

Euro Currency Markets	588.7	-6.6%	-1.1%

United Kingdom	260.2	3.1%	6.7%

Other	555.4	19.8%	8.4%

	$ Mix	$ Change (a)
United States	$3,229.7	$173.0

Organic		202.5

Acquisition		(29.5)

International	$2,731.5	$170.9

Organic		31.0

Acquisition		28.0

FX		111.9

	$ Mix	%Change(a)	%Organic Change (b)
United States	$3,229.7	5.7%	6.6%

Euro Currency Markets	1,163.1	-3.1%	-3.0%

United Kingdom	509.3	5.5%	3.2%

Other	1,059.1	20.8%	5.9%

(a)	“Change” is the year-over-year increase or decrease from the prior period.
(b)	“Organic Change” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the FX Impact and Acquisition Revenue, as defined on page 3.

July 20, 2010	5

Cash Flow – GAAP Presentation (condensed)

	Six Months Ended June 30,
	2010	2009
Net Income	$449.7	$432.0

Share-Based Compensation Expense	35.0	35.7

Depreciation and Amortization	123.2	113.7

Other Non-Cash Items to Reconcile to Net Cash Used in Operating Activities, net	(22.4)	6.0

Other Changes in Operating Capital	(756.1)	(478.0)

Net Cash (Used in) Provided by Operating Activities	(170.6)	109.4

Capital Expenditures	(63.1)	(63.3)

Acquisitions	(76.4)	(62.4)

(Payments) to Acquire/Proceeds from Sale of Investments, net	(1.0)	8.2

Net Cash Used in Investing Activities	(140.5)	(117.5)

Dividends	(108.4)	(93.5)

Proceeds from Short-term Debt, net	22.1	24.5

Proceeds from Long-term Debt, net	0.2	200.7

Repayment of Convertible Debt	(67.5)	(842.0)

Stock Repurchases	(565.5)	(8.6)

Proceeds from Stock Plans	94.0	6.1

Excess Tax Benefit on Stock-based Compensation	15.0	–

Payments to Noncontrolling Interests	(14.7)	(4.3)

Other Financing Activities, net	(46.3)	(53.7)

Net Cash Used in Financing Activities	(671.1)	(770.8)

Effect of exchange rate changes on cash and cash equivalents	(71.1)	81.5

Net Decrease in Cash and Cash Equivalents	$(1,053.3)	$(697.4)

July 20, 2010	6

Current Credit Picture

	12 Months Ended June 30,
	2010		2009
EBITDA (a)	$1,653		$1,736

Gross Interest Expense (a)	127.7		122.0

EBITDA / Gross Interest Expense	12.9	x	14.2	x

Total Debt / EBITDA	1.3	x	1.4	x

Debt

Bank Loans (Due Less Than 1 Year)	$52		$42

CP Issued Under $2.5B Revolver Due 6/23/11	–		–

Borrowings Under $2.5B Revolver Due 6/23/11	–		200

Convertible Notes Due 2/7/31	–		6

Convertible Notes Due 7/31/32 (b)	253		727

Convertible Notes Due 7/1/38 (c)	407		467

Senior Notes Due 4/15/16	997		997

Senior Notes Due 7/15/19	497		–

Other Debt	1		19

Total Debt	$2,207		$2,458

Cash and Short Term Investments	543		412

Net Debt	$1,664		$2,046

(a)	“EBITDA” and “Gross Interest Expense” calculations shown are for the twelve months ending June 30. EBITDA is defined as operating income before interest, taxes, depreciation and amortization. Although EBITDA is a non-GAAP measure, we believe EBITDA is more meaningful for purposes of this analysis because the financial covenants in our credit facilities are based on EBITDA (see reconciliation of Operating Income to EBITDA on page 21).
(b)	The next put date for our Convertible Notes due 2032 is August 2, 2010.
(c)	The next put date for our Convertible Notes due 2038 is June 17, 2013.

July 20, 2010	7

Current Liquidity Picture

		As of June 30, 2010
	Total Amount of Facility	Outstanding	Available
Committed Facilities

Revolver & Commercial Paper (a)	$2,500	$–	$2,500

Other Committed Credit Facilities	52	52	–

Total Committed Facilities	2,552	52	2,500

Uncommitted Facilities (b)	395	–	–	(b)

Total Credit Facilities	$2,947	$52	$2,500

Cash and Short Term Investments			543

Total Liquidity Available			$3,043

(a)	Credit facility expires June 23, 2011.
(b)	Represents uncommitted facilities primarily outside the United States. These amounts are excluded from our available liquidity for purposes of this presentation.

July 20, 2010	8

Omnicom Debt Structure Supplemental Information

Omnicom Debt Structure

The above chart sets forth Omnicom’s debt outstanding at June 30, 2010. The amounts reflected above for the 2016 and 2019 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016 and July 15, 2019, respectively.

July 20, 2010	10

Omnicom Debt Structure

The Bank Facility and Commercial Paper Program together provide liquidity in the event any convertible notes are put. We believe that we will then have flexibility to refinance in different debt capital markets.

Our 2032 Convertible Notes are putable in August 2010 and annually in July thereafter until maturity. Our 2038 Convertible Notes are putable in June 2013, 2018, 2023 and annually thereafter until maturity.

For purposes of this presentation we have included the following borrowings as of June 30, 2010 as outstanding through June 2011, the date of expiration of our five-year credit facility: short-term borrowings of $52 million and other debt of $1 million.

July 20, 2010	11

Senior Notes Due 2019

Principal Amount	$500 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	July 1, 2009

Maturity	July 15, 2019

Security	Unsecured, pari passu with Bank Facility

Coupon	6.25%

Spread Over Comparable Treasury at Issue	2.75%

Rating	Moody’s: Baa1 S&P: A- Fitch: A-

July 20, 2010	12

Senior Notes Due 2016

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 29, 2006

Maturity	April 15, 2016

Security	Unsecured, pari passu with Bank Facility

Coupon	5.90%

Spread Over Comparable Treasury at Issue	1.30%

Rating	Moody’s: Baa1 S&P: A- Fitch: A-

July 20, 2010	13

2032 Convertible Notes

Principal Amount	$253 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 6, 2002

Maturity	July 31, 2032, with a put in August 2010 and annually in July thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$55

Rating	Moody’s: Baa1 S&P: A- Fitch: A-

July 20, 2010	14

2038 Convertible Notes

Principal Amount	$407 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	June 10, 2003

Maturity	July 1, 2038 with puts in June of 2013, 2018, 2023 and annually thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$51.50

Moody’s: Baa1
Rating	S&P: A-
Fitch: A-

July 20, 2010	15

Current Bank Credit Facility

Amount	$2.5 Billion

Type	Unsecured Revolving Credit

Maturity	5 Years – June 2011

Facility Fee	13BP per annum

Drawn Rate	Libor +17BP

Covenants	-Maximum Debt to EBITDA 3:1
-Minimum Interest Coverage 5:1

July 20, 2010	16

Current Omnicom Credit Ratings

	Moody’s	S&P	Fitch
Long Term Ratings	Baa1	A-	A-

Short Term Ratings	P2	A2	F2

Outlook	Stable	Negative	Stable

Note: Reflects credit ratings as of July 19, 2010.

July 20, 2010	17

Supplemental Financial Information

2010 vs. 2009 Earnings Per Share

	Second Quarter		Year to Date
	2010	2009	2010	2009
Net Income per Common Share - Omnicom Group:

Basic	$0.80	$0.75	$1.32	$1.28

Diluted	0.79	0.75	1.30	1.27

Net Income Available for Common Shares:

Net Income - Omnicom Group	$243.3	$233.4	$406.7	$397.9

Net Income Allocated to Participating Securities	(2.2)	(2.6)	(4.0)	(4.8)

Net Income Available for Common Shares	$241.1	$230.8	$402.7	$393.1

Weighted Average Shares (millions):

Basic	302.3	308.1	304.3	307.8

Diluted	307.0	308.6	308.7	308.5

Dividend Declared per Share	$0.20	$0.15	$0.40	$0.30

July 20, 2010	19

Acquisition Related Expenditures

Six Months YTD 2010
New Subsidiary Acquisitions (a)	$6

Affiliates to Subsidiaries (b)	5

Affiliates (c)	–

Existing Subsidiaries (d)	15

Earn-outs (e)	65

Total Acquisition Expenditures (f)	$91

(a)	Includes acquisitions of a majority interest in agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.
(f)	Total Acquisition Expenditures figure is net of cash acquired.

July 20, 2010	20

Reconciliation of non-GAAP Measure

	12 Months Ended June 30,
	2010	2009
EBITDA	$1,653.1	$1,736.2

Depreciation	189.8	179.1

Amortization	62.5	54.8

Operating Income	1,400.8	1,502.3

Net Interest Expense	105.2	87.9

Income Before Tax	1,295.6	1,414.4

Taxes	439.1	478.7

Income from Equity Method Investments	32.6	36.1

Net Income	889.1	971.8

Less: Net Income Attributed to Noncontrolling Interests	87.3	89.3

Net Income - Omnicom Group	$801.8	$882.5

The covenants contained in our credit facility are based on the EBITDA ratios as presented on pages 7 & 16 of this presentation. The above reconciles EBITDA to the GAAP financial measures for the periods presented.

EBITDA is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage. EBITDA is not, and should not, be used as a substitute for Operating Income as determined in accordance with GAAP and is only used to measure our compliance with our debt covenants. Management does not use EBITDA for any other measurement purpose.

July 20, 2010	21